UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2011
ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of November 8, 2011, the Company amended and restated Section 5.03 of its Bylaws to allow an officer of the Company to be removed by the officer’s superviory officer, as set forth in the exhibit to this Current Report, which is in corporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit 3(ii)	Section 5.03 of the Company’s Bylaws, as amended and restated.

Company Name

Date: November 8, 2011	By:	/s/ Thomas E. Laursen
Name : Thomas E. Laursen
Title: Executive Vice President / General Counsel